As filed with the Securities and Exchange Commission on March 22, 1999.
                                                         Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


 Incorporated              MERIDIAN DIAGNOSTICS, INC.          I.R.S. Employer
Under the Laws               3471 RIVER HILLS DRIVE           Identification No.
 of Ohio                     CINCINNATI, OHIO 45244              31-0888197
                                (513) 271-3700


                        1999 DIRECTORS' STOCK OPTION PLAN
                                       and
                             1996 STOCK OPTION PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 22, 1999

                         ------------------------------

                             Robert E. Coletti, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
                         ------------------------------
                         (Agent for Service of Process)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed       Proposed
                                      Maximum        Maximum
    Title of          Amount         Offering       Aggregate        Amount of
   Securities          To Be           Price        Offering       Registration
To Be Registered   Registered(1)   Per Share(2)     Price(2)          Fee(3)
--------------------------------------------------------------------------------
  Common Stock,       550,000         $5.9375      $3,265,625.00        $907.84
  No par value        Shares
--------------------------------------------------------------------------------

(1) This Registration Statement is filed for up to 50,000 shares and 500,000 shares, respectively, issuable upon the exercise of options granted pursuant to the 1999 Directors' Stock Option Plan and the 1996 Stock Option Plan Amended and Restated Effective January 22, 1999.

(2)  Estimated to calculate registration fee.

(3) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on March 15, 1999 of $5.9375 per share.


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                                      - 2 -


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Meridian Diagnostics, Inc., with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:


     1. The Company's Annual Report on Form 10-K, including all amendments thereto, for the Fiscal Year ended September 30, 1998.

     2. The Company's Form 8-K filed on November 13, 1998 and Form 8-K/A filed on January 19, 1999.

     3.   The Company's Form 10-Q for the quarter ended December 31, 1998.

     4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed on August 15, 1986 and amended August 20, 1986 under the Securities Act of 1934.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

     Not Applicable.


Item 5. Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp, P.L.L. own approximately 52,336 shares of the Company's Common Stock.


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                                      - 3 -



Item 6. Indemnification of Directors and Officers

     Ohio Revised Code, Section 1701.13(E), allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that he is or was a director, officer, employee or agent of the registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The registrant's Code of Regulations extends such indemnification.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits*


  Exhibit 4.1 Meridian Diagnostics, Inc. 1999 Directors' Stock Option Plan (incorporated by reference to the Company's Form Def 14A filed December 21, 1998)
  Exhibit 4.2 Meridian Diagnostics, Inc. 1996 Stock Option Plan Amended and Restated Effective January 22, 1999 (incorporated by reference to the Company's Form Def 14A filed December 21, 1998)
  Exhibit 5      Opinion of Keating, Muething & Klekamp, P.L.L.
  Exhibit 23.1   Consent of Arthur Andersen LLP
  Exhibit 23.2   Consent of Keating, Muething & Klekamp, P.L.L. (included in
                 Exhibit 5)
  Exhibit 24     Power of Attorney (contained on the signature page)


--------

     *All Exhibits filed herewith.

Item 9. Undertakings

     9.1 The undersigned registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     9.2 The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned   registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act



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                                      - 5 -


and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on March 22, 1999.

                                     MERIDIAN DIAGNOSTICS, INC.


                                     By: /s/ William J. Motto
                                         ----------------------------
                                           William J. Motto
                                           Chairman of the Board and
                                           Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate William J. Motto or Gerard Blain as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.


       Signature                        Capacity                      Date
       ---------                        --------                      ----


*/s/ William J. Motto
--------------------------    Chairman of the Board and Chief     March 22, 1999
William J. Motto              Executive Officer (Principal
                              Executive Officer)


*/s/ John A. Kraeutler
--------------------------    President, Chief Operating          March 22, 1999
John A. Kraeutler             Officer and Director

*
--------------------------    Executive Vice President,           March 22, 1999
Gerard Blain                  Chief Financial Officer


*
--------------------------    Director                            March 22, 1999
James A. Buzard


/s/ Gary P. Kreider
--------------------------    Director                            March 22, 1999
Gary P. Kreider


*/s/ Robert J. Ready
--------------------------    Director                            March 22, 1999
Robert J. Ready


*
--------------------------    Director                            March 22, 1999
Jerry L. Ruyan